UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 7, 2022

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Development Funding Loan Agreement

On January 7, 2022, Cytokinetics, Incorporated (“Cytokinetics”) entered into a Development Funding Loan Agreement (the “Loan Agreement”) with Royalty Pharma Development Funding, LLC providing for term loans (the “Term Loans”) in an aggregate principal amount up to $300 million with $50 million drawn at the closing. The remaining Term Loans become available, subject to customary draw conditions, as follows:

•	$50 million of Tranche 2 Term Loans during the one year period following the receipt on or prior to December 31, 2022 of marketing approval from the U.S. Food and Drug Administration (“FDA”) of Cytokinetics’ proprietary small molecule cardiac myosin activator known as omecamtiv mecarbil;
•	$25 million of Tranche 3 Term Loans during the one year period following the commercial availability of a diagnostic test measuring levels of omecamtiv mecarbil to support the final FDA label language applicable to such drug, subject to such commercial availability and the conditions to the Tranche 2 Term Loans having occurred on or prior to December 31, 2022;
•	$75 million of Tranche 4 Term Loans during the one year period following the receipt on or prior to September 30, 2024 of positive results from SEQUOIA-HCM, the Phase 3 trial for Cytokinetics’ proprietary small molecule cardiac myosin inhibitor known as aficamten; and
•	$100 million of Tranche 5 Term Loans during the one year period following the acceptance by the FDA on or prior to March 31, 2025 of an new drug application for aficamten, subject to the conditions to the Tranche 4 Term Loans having occurred on or prior to September 30, 2024.

Each Term Loan matures on the 10 year anniversary of the funding date for such Term Loan and is repayable in quarterly installments of principal, interest and fees commencing on the last business day of the seventh full calendar quarter following the calendar quarter of the applicable funding date for such Term Loan, with the aggregate amount payable in respect of each Term Loan (including interest and other applicable fees) equal to 190% of the principal amount of the term loan (such amount with respect to each Term Loan, “Final Payment Amount”). Each Term Loan bears a nominal interest rate equal to 1.9%.

Cytokinetics may prepay the Term Loans in full (but not in part) at any time at its option by paying an amount equal to the unpaid portion of Final Payment Amount for the outstanding Term Loans; provided that if the conditions for either the Tranche 4 Term Loans or the Tranche 5 Term Loans have been met, Cytokinetics must have borrowed at least $25 million principal amount of the Tranche 4 or 5 Term Loans. In addition, the Term Loans are repayable in full at the option of either Cytokinetics or the lender in an amount equal to the unpaid portion of Final Payment Amount for the outstanding Term Loans upon a change of control of Cytokinetics.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Cytokinetics and its subsidiaries, including, among other things, restrictions on dispositions, mergers, indebtedness, encumbrances, distributions, stock repurchases, investments and transactions with affiliates. The Loan Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material judgments, misrepresentations, governmental approvals, payment defaults under the Revenue Participation Right Purchase Agreement and the Royalty Purchase Agreement (each as defined below), and delisting. Upon an event of default, the lenders may, among other things, accelerate the Term Loans (with the amount payable upon acceleration based on a discount to the unpaid portion of the Final Payment Amount in the case of an acceleration upon a bankruptcy event of default or between 150% and 190% of the principal amount (less amounts previously paid) in the case of other events of default).

In connection with the Loan Agreement, Cytokinetics repaid in full and terminated its loan and security agreement with Oxford Finance LLC and Silicon Valley Bank (the “Oxford Loan Agreement”).

Revenue Participation Right Purchase Agreement

In addition, on January 7, 2022, Cytokinetics entered into a Revenue Participation Right Purchase agreement (the “Revenue Participation Right Purchase Agreement”) with Royalty Pharma Investments 2019 ICAV (“RPI”), pursuant to which RPI purchased rights to certain revenue streams from net sales of aficamten by Cytokinetics, its affiliates and its licensees in exchange for up to $150 million in consideration, $50 million of which was paid on the closing date, $50 million of which is payable following the initiation of the first pivotal trial in obstructive hypertrophic cardiomyopathy (oHCM) for aficamten and $50 million of which is payable following the initiation of the first pivotal clinical trial in non-obstructive hypertrophic cardiomyopathy (nHCM) for aficamten. The agreement also provides that the parties will negotiate terms for additional funding if Cytokinetics achieves proof of concept results in certain other indications for aficamten, with a reduction in the applicable royalty if the parties fail to agree on such terms in certain circumstances.

Pursuant to the Revenue Participation Right Purchase Agreement, RPI purchased the right to receive a percentage of net sales equal to 4.5% for annual worldwide net sales of aficamten up to $1 billion and 3.5% for annual worldwide net sales of aficamten in excess of $1 billion, subject to reduction in certain circumstances. The Revenue Participation Right Purchase Agreement contains customary representations, warranties and indemnities of Cytokinetics and RPI and customary covenants relating to the royalty payments.

In connection with the foregoing, Cytokinetics terminated that certain Funding Agreement, dated of as July 14, 2021 (the “RTW Funding Agreement”), between Cytokinetics and RTW Investments, L.P., including Cytokinetics’ rights to obtain funding pursuant to the RTW Funding Agreement.

Amendment to 2017 Royalty Purchase Agreement

On January 7, 2022, Cytokinetics also entered into an amendment to the Royalty Purchase Agreement, dated as of February 1, 2017 (the “Royalty Purchase Agreement”) with RPI Finance Trust to reflect the termination of Cytokinetics’ collaboration agreement with Amgen and to reflect that RPI Finance Trust’s rights to the royalty payments provided for under the Royalty Purchase Agreement will be based on net sales by Cytokinetics, its affiliates and licensees of omecamtiv mecarbil.

The foregoing descriptions of the Loan Agreement, the Revenue Participation Right Purchase Agreement and the amendment to the Royalty Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement, the Revenue Participation Right Purchase Agreement and the amendment to the Royalty Purchase Agreement, copies of which Cytokinetics expects to file, with confidential terms redacted, with the SEC as exhibits to Cytokinetics’ quarterly report on Form 10-Q for the quarterly period ending on March 31, 2022.

Item 1.02. Termination of a Material Definitive Agreement

The information in Item 1.01 above with respect to the Oxford Loan Agreement and the RTW Funding Agreement is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information in Item 1.01 relating to the Revenue Participation Right Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: January 7, 2022	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer